UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2014

Threshold Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32979 (Commission File Number)	94-3409596 (I.R.S. Employer Identification No.)

170 Harbor Way, Suite 300 South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

Registrant’s telephone number, including area code: (650) 474-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2014, at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Threshold Pharmaceuticals, Inc. (the “Company”), the Company’s stockholders approved the Threshold Pharmaceuticals, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), which 2014 Plan became effective on that date. The terms of the 2014 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards and performance awards that may be settled in cash, stock or other property. The total number of shares of the Company’s common stock available for issuance under the 2014 Plan is initially 6,000,000 shares plus up to an additional 6,626,157 Returning Shares (as defined below) as such shares become available from time to time as set forth in the 2014 Plan. “Returning Shares” means the shares subject to outstanding awards granted under the Company’s 2004 Amended and Restated Equity Incentive Plan and the Company’s 2001 Equity Incentive Plan (collectively, the “Prior Plans”) that, from and after the effective date of the 2014 Plan, (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required for the vesting of such shares or (iii) other than with respect to outstanding options and stock appreciation rights granted under a Prior Plan with respect to which the exercise or strike price is at least 100% of the fair market value of the Company’s common stock subject to the option or stock appreciation right on the date of grant, are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a stock award. Eligible participants under the 2014 Plan include the Company’s employees, consultants and directors, including the Company’s executive officers. Also on May 16, 2014, the Compensation Committee of the Company’s Board of Directors adopted the forms of notice of grant and stock option agreements for employees and for the Company’s non-employee directors under the 2014 Plan (the “Stock Option Agreements”), each of which are filed as exhibits hereto.

A more detailed summary of the material features of the 2014 Plan, including the terms of stock option grants thereunder, is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 7, 2014 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2014 Plan, a copy of which is incorporated by reference as Exhibit 10.1 hereto, and the forms of Stock Option Agreements thereunder, filed as Exhibits 10.2 and 10.3 hereto. As a result of the approval of the 2014 Plan, the stock option grants to the Company’s executive officers that were approved contingent on stockholder approval of the 2014 Plan and described in the Proxy Statement were made effective on the May 16, 2014 Annual Meeting date.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 16, 2014 at the Company’s corporate offices in South San Francisco, California, the Company’s stockholders voted on the following four proposals:

(1)    Proposal to elect the two nominees named below as Class I directors to serve until the Company’s 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.  Each of the two named nominees were so elected, with the votes thereon at the Annual Meeting as follows:

	Final Voting Results
Nominee	For	Withheld	Broker Non- Vote
Jeffrey W. Bird	34,356,545	197,440	13,659,522
Harold E. Selick	34,384,500	169,485	13,659,522

The Company’s Class II directors, Wilfred E. Jaeger and David R. Parkinson, will each continue to serve on the Company’s Board of Directors until the Company’s 2015 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. The Company’s Class III directors, Bruce C. Cozadd, David R. Hoffmann and George G.C. Parker, will each continue to serve on the Company’s Board of Directors until the Company’s 2016 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

(2)    Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
47,946,814	100,171	166,522	0

(3)     Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
34,099,284	322,062	132,639	13,659,522

(4)    Proposal to approve the 2014 Plan. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
32,416,928	2,016,642	120,415	13,659,522

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description

10.1	Threshold Pharmaceuticals Inc. 2014 Equity Incentive Plan
10.2	Form of Stock Option Grant Notice and Option Agreement for employees under the Threshold Pharmaceuticals Inc. 2014 Equity Incentive Plan
10.3	Form of Stock Option Grant Notice and Option Agreement for non-employee directors under the Threshold Pharmaceuticals Inc. 2014 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: May 21, 2014	By:	/s/ Joel A. Fernandes
Name: Joel A. Fernandes
Title: Vice President, Finance and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Threshold Pharmaceuticals Inc. 2014 Equity Incentive Plan
10.2	Form of Stock Option Grant Notice and Option Agreement for employees under the Threshold Pharmaceuticals Inc. 2014 Equity Incentive Plan
10.3	Form of Stock Option Grant Notice and Option Agreement for non-employee directors under the Threshold Pharmaceuticals Inc. 2014 Equity Incentive Plan